PS23-093 Amendment Agreement Template v20190325 Certain identified information marked with “[***]” has been omitted from this document because it is both (i) not material and (ii) the type that the registrant treats as private or confidential. AMENDMENT AGREEMENT NO. 2 This Amendment Agreement No. 2 to the Polestar 2 Model Year Program License, License Assignment and Service Agreement (“Amendment”) is between Volvo Car Corporation, Reg. No. 556074-3089, a corporation organized and existing under the laws of Sweden (“Volvo Cars”) Polestar Automotive China Distribution Co. Ltd., Reg No 91510112MA6D05KT88 (“Polestar”). Each of Volvo Cars and Polestar is hereinafter referred to as a “Party” and jointly as the “Parties”. BACKGROUND A. The Parties have entered into a Polestar 2 Model Year Program License, License Assignment and Service agreement (PS21-008) dated 13 April 2021, which was amended on 27 December 2022, Amendment Agreement NO. 1 (PS22-013), (the “Agreement”). B. The Parties now wish to amend the Agreement with this Amendment Agreement NO. 2 to the extent set out below. C. Now, therefore, the Parties agree as follows: 1. SCOPE OF AMENDMENT 1.1 The Agreement will be deemed amended to the extent herein provided and will, except as specifically amended, continue in full force and effect in accordance with its original terms. In case of any discrepancy between the provisions of this Amendment and the Agreement, the provisions of this Amendment shall prevail. Any definitions used in this Amendment shall, unless otherwise is stated herein, have the respective meanings set forth in the Agreement. 1.2 The amendments to the provisions in the Agreement as stated in Section 2 below, such provisions highlighted for ease of reference in bold italics, shall come into force on the date this Amendment is signed by the last Party to sign it (as indicated by the date associated with that Party’s signature). 2. AMENDMENTS 2.1 Appendix 2 to the Agreement shall be replaced in its entirety by Appendix 2 attached to this Amendment. 3. GENERAL PROVISIONS 3.1 This Amendment is and should be regarded and interpreted as an amendment to the Agreement. The validity of this Amendment is therefore dependent upon the validity of the Agreement. PS23-093 Amendment Agreement Template v20190325 3.2 No amendment of this Amendment will be effective unless it is in writing and signed by both Parties. A waiver of any default is not a waiver of any later default and will not affect the validity of this Amendment. 3.3 Sections 17 and 18 of the Agreement shall apply to this Amendment as well. 3.4 The Parties may execute this Amendment in counterparts, including electronic copies, which taken together will constitute one instrument. ______________________________ [SIGNATURE PAGE FOLLOWS] PS23-093 Amendment Agreement Template v20190325 VOLVO CAR CORPORATION POLESTAR AUTOMOTIVE CHINA DISTRIBUTION CO LTD By: /s/Maria Hemberg By: /s/Yaru Li Printed Name: Maria Hemberg Printed Name: Yaru Li _____ Title: General Counsel Title: Authorized Signatory Date: 2023-10-03 Date: Sep 28. 2023 ____ By: /s/Johan Ekdahl By: Printed Name: Johan Ekdahl Printed Name: _____________ Title: CFO Title: ______ Date: 2023-10-03 Date: _____________ PS23-093 APPENDIX 2 FEE 1. GENERAL 1.1 This appendix determines the Fee for the deliveries under this Agreement. 1.2 Any capitalised terms used but not specifically defined in this Appendix shall have the meanings set out for such terms in the License and Service Agreement. In addition, the capitalised terms set out below shall for the purpose of this Appendix have the meaning described herein. All capitalised terms in singular in the list of definitions shall have the same meaning in plural and vice versa. 2. FEE 2.1 [***] 3. PAYMENT TERMS 3-1 [***] ______________________________